As filed with the Securities and Exchange Commission on November 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METAVANTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN	39-0968604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 West Brown Deer Road Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Metavante Retirement Program

(Full title of the plan)

Copies to:

Navroz (Norrie) J. Daroga	Conrad G. Goodkind, Esq.
Executive Vice President, Chief	Quarles & Brady LLP
Administrative Officer, and Secretary	411 East Wisconsin Avenue
4900 West Brown Deer Road	Milwaukee, Wisconsin 53202
Milwaukee, WI 53223

(Name and address of agent for service)

(414) 357-2290

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	525,000	$23.08	$12,117,000	$372.00

(1)	The Metavante Retirement Program, as amended (the “Plan”), provides for a Founder’s Grant Contribution (as defined in the Plan) in the amount of $2,000 for each Eligible Participant (as defined in the Plan), which amount will be used by the trustee to purchase shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), on the open market. This Registration Statement is being filed to register the shares purchased pursuant to the Founder’s Grant Contribution so as to allow the shares acquired pursuant to the Plan to be freely resold.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on November 12, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Metavante Technologies, Inc. (the “Registrant”) are incorporated by reference in this Registration Statement:

•

the registration statement on Form S-4 (File No. 333-143143) filed by the Registrant with the Securities and Exchange Commission, as amended and declared effective (the “Form S-4 Registration Statement”);

•	Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•	the current reports on Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 9, 2007, October 29, 2007, November 6, 2007 and November 9, 2007;

•

the description of the Registrant’s common stock contained in the registration statement on Form 8-A (File No. 001-33747) filed by the Registrant with the Securities and Exchange Commission on October 16, 2007; and

•

all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the filing of the Form S-4 Registration Statement.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the securities offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable. See fourth bullet point in Item 3 above.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Registrant’s restated articles of incorporation and the amended and restated by-laws of the Registrant, and the Wisconsin Business Corporation Law (“WBCL”), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the restated articles of incorporation and the amended and restated by-laws which are incorporated herein by reference, and the WBCL.

Limitation of Liability of Directors

Section 180.0828 of the WBCL provides that, unless a limitation in the articles of incorporation applies, a director of a Wisconsin corporation is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes:

•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe it was unlawful;

•	a transaction from which the director derived an improper personal profit; or

•	willful misconduct.

The Registrant’s restated articles of incorporation do not limit these provisions as they may apply to the Registrant’s directors.

Indemnification of Officers and Directors

Section 180.0851 of the WBCL requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation, unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:

•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•

a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

The Registrant’s amended and restated by-laws provide that the Registrant will indemnify its directors, officers, and employees to the fullest extent permitted by the WBCL, unless it is proven by final judicial adjudication that indemnification is prohibited. The Registrant’s amended and restated by-laws provide that within 20 days after receipt of a written request of a director, officer or employee who is a party to a proceeding, the corporation must pay or reimburse such person’s expenses as incurred if such person provides a written affirmation of his or her good faith belief that he or she is entitled to indemnification and a written undertaking to repay all amounts advanced if it is ultimately determined that indemnification is prohibited. The Registrant’s amended and restated by-laws also provide that the Registrant may purchase insurance on behalf of any director, officer or employee against certain liabilities, losses and expenses, whether or not the Registrant would have the power to indemnify these persons against these liabilities, losses and expenses. The Registrant’s amended and restated by-laws provide that the right to indemnification under the amended and restated by-laws may be amended only by a subsequent vote of not less than a majority of the votes entitled to be cast by all outstanding shares of capital stock entitled to vote on such matters. The Registrant’s amended and restated by-laws also provide that any reduction in the right to indemnification may only be prospective from the date of such vote.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit, to the extent permitted by law, indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation. In accordance with this provision, the Registrant’s amended and restated by-laws provide for mandatory indemnification and allowance of expenses for officers, directors and employees for proceedings involving securities-related matters.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

* * * * *

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * * * *

(h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 16, 2007.

METAVANTE TECHNOLOGIES, INC.

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Hayford, Navroz (Norrie) J. Daroga, Cathleen A. Ebacher and Stacey Bruckner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ Frank R. Martire	President and Chief Executive Officer (Principal Executive Officer) and Director
Frank R. Martire

/s/ Timothy C. Oliver	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Timothy C. Oliver

/s/ Kenneth F. Best	Vice President and Corporate Treasurer of Metavante Corporation, a wholly- owned subsidiary of the Registrant (Principal Accounting Officer)
Kenneth F. Best

/s/ David Coulter	Director
David Coulter

/s/ L. Dale Crandall	Director
L. Dale Crandall

/s/ Michael D. Hayford	Senior Executive Vice President, Chief Operating Officer and Director
Michael D. Hayford

/s/ Stephan A. James	Director
Stephan A. James

Signature	Title

/s/ Ted D. Kellner	Director
Ted D. Kellner

/s/ Dennis J. Kuester	Director
Dennis J. Kuester

/s/ Dianne M. Neal	Director
Dianne M. Neal

/s/ James C. Neary	Director
James C. Neary

/s/ Adarsh K. Sarma	Director
Adarsh K. Sarma

/s/ Shantanu Narayen	Director
Shantanu Narayen

*	Each of the above signatures is affixed as of November 16, 2007.

METAVANTE TECHNOLOGIES, INC.

(the “Registrant”)

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith
4.1	Restated Articles of Incorporation of the Registrant	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 6, 2007 (the “November 6, 2007 Form 8-K”)

4.2	Amended and Restated By-laws of the Registrant	Exhibit 3.2 to the November 6, 2007 Form 8-K

4.3	Metavante Retirement Program		X

4.3(a)	Amendment dated November 14, 2007 to Metavante Retirement Program		X

5	Pursuant to Item 8(a) of Form S-8, an opinion of counsel is not required because this Registration Statement does not involve an original issuance of securities.

23.1	Consent of Independent Registered Public Accounting Firm of Deloitte & Touche LLP relating to Marshall & Ilsley Corporation		X

23.2	Consent of Independent Registered Public Accounting Firm of Deloitte & Touche LLP relating to Metavante Corporation		X

24	Power of Attorney		Contained in Signatures page to this Registration Statement